Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-234286

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but it is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 5, 2019

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 4, 2019)

$

Common Stock

We are offering              shares of our common stock, $1.00 par value per share. Our common stock is listed for trading on the NASDAQ Global Select Market, or NASDAQ, under the symbol “CATC.” On December 4, 2019, the last reported sale price of our common stock on NASDAQ was $76.36 per share.

Shares of our common stock are not savings accounts, deposits or obligations of any bank or non- bank subsidiary of Cambridge Bancorp and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. Investment in the shares of common stock involves a risk of loss, including risk of principal amount invested.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities & Exchange Commission (“SEC”), which are incorporated, or deemed to be incorporated, by reference into this prospectus supplement prior to the completion of this offering.

None of the SEC, any state securities commission, the Board of Governors of the Federal Reserve System, the FDIC or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Total
Public offering price	$	$
Underwriting discount and commissions	$	$
Proceeds to Cambridge Bancorp before expenses	$	$

The underwriter also may purchase up to an additional              shares of our common stock within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

The underwriter expects to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about December     , 2019.

Keefe, Bruyette & Woods

                                          A Stifel Company

The date of this prospectus supplement is December     , 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. To the extent there are any inconsistencies between the information in this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement. We have not, and the underwriter has not, authorized anyone to provide you with different or additional information. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, before deciding to purchase our common stock.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Information by Reference” and “Where To Find Additional Information” in this prospectus supplement and “Where To Find Additional Information” in the accompanying prospectus. Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our” and “the Company” mean, collectively, Cambridge Bancorp, a Massachusetts state-chartered, federally registered bank holding company, and its subsidiaries and their predecessors, except where it is clear that the term means only Cambridge Bancorp. The term “you” refers to a prospective investor.”

References to our “common stock” refer to the shares of common stock, par value $1.00 per share, of Cambridge Bancorp.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

•

national, regional and local economic conditions may be less favorable than expected, resulting in, among other things, increased charge-offs of loans, higher provisions for credit losses, and/or reduced demand for the Company’s services;

•	disruptions to the credit and financial markets, either nationally or globally;

•

weakness in the real estate market, including the secondary residential mortgage market, which can affect, among other things, the value of collateral securing mortgage loans, mortgage loan originations and delinquencies, and profits on sales of mortgage loans;

•

legislative, regulatory, or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank, Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which may adversely affect our business and/or competitive position, impose additional costs on the Company, or cause us to change our business practices;

•	the Dodd-Frank Act’s consumer protection regulations, which could adversely affect the Company’s business, financial condition, or results of operations;

•	disruptions in the Company’s ability to access capital markets, which may adversely affect its capital resources and liquidity;

•	the Company’s ability to identify suitable acquisitions;

•	the Company’s ability to close on identified acquisitions and integrate those businesses, including the businesses of Optima Bank & Trust Company and Wellesley Bancorp Inc.;

•

the Company’s heavy reliance on communications and information systems to conduct its business and reliance on third parties and affiliates to provide key components of its business infrastructure, any disruptions of which could interrupt the Company’s operations or increase the costs of doing business;

•	the Company’s financial reporting controls and procedures may not prevent or detect all errors or fraud;

•	the Company’s dependence on the accuracy and completeness of information about clients and counterparties;

•	the fiscal and monetary policies of the federal government and its agencies;

•	the failure to satisfy capital adequacy and liquidity guidelines applicable to the Company;

•	downgrades in the Company’s credit rating;

•	changes in interest rates, which could affect interest rate spreads and net interest income;

•	costs and effects of litigation, regulatory investigations, or similar matters;

•	a failure by the Company to effectively manage the risks the Company faces, including credit, operational, and cyber security risks;

•

increased pressures from competitors (both banks and non-banks) and/or an inability by the Company to remain competitive in the financial services industry, particularly in the markets which the Company serves, and keep pace with technological changes;

•	unpredictable natural or other disasters, which could impact the Company’s customers or operations;

•	a loss of customer deposits, which could increase the Company’s funding costs;

•	the disparate impact that can result from having loans concentrated by loan type, industry segment, borrower type, location of the borrower, or collateral;

•	changes in the creditworthiness of customers;

•	increased loan losses or impairment of goodwill and other intangibles;

•	changes to accounting standards, including but not limited to the impact of the Current Expected Credit Losses standard;

•	negative public opinion, which could damage the Company’s reputation and adversely impact business and revenues;

•	the Company depends on the expertise of key personnel and if these individuals leave or change their roles without effective replacements, operations may suffer;

•

the Company may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact the Company’s ability to implement the Company’s business strategies; and

•	changes in the Company’s accounting policies or in accounting standards, which could materially affect how the Company reports financial results and condition.

For a detailed discussion of these and other risks and uncertainties that could materially affect the outcome of our forward looking statements, see “Risk Factors” section in this prospectus supplement beginning on page S-9 and in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company does not undertake, and specifically disclaims any obligation to, publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the common stock that may be offered by this prospectus supplement. This prospectus supplement is a part of that registration statement, but does not contain all of the information in the registration statement. For further information with respect to the Corporation and the common stock that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement, and the accompanying prospectus. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement is qualified in all respects by the exhibit to which the reference related.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents we have filed with the SEC are also available on the Investor Relations section of our website at http://www.ir.cambridgetrust.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” the information we file with the SEC in this prospectus supplement and the accompanying prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference each of the documents listed below.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the SEC on May 9, 2019 and August 8, 2019, respectively;

(c)

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2019 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

(d)

Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January  25, 2019, February  22, 2019, April  18, 2019, April  29, 2019, May  8, 2019, May  15, 2019, July  16, 2019, October  22, 2019 and December 5, 2019; and

(e)

The description of our common stock contained in our registration statement on Form 10, filed with the SEC on August 9, 2017, including any amendment or report filed for the purpose of updating such description.

All documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the completion of any individual sale of common stock hereunder shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

You may obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

Attn: Michael Carotenuto, Corporate Secretary

(617) 876-5500.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the financial statements and notes to the financial statements incorporated by reference herein and therein. Please read “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein for more information about important risks that you should consider before making a decision to invest in our common stock.

Cambridge Bancorp

Cambridge Bancorp (together with its bank subsidiary, unless the context otherwise requires, the “Company”) is a Massachusetts state-chartered, federally registered bank holding company headquartered in Cambridge, Massachusetts. The Company is a Massachusetts corporation formed in 1983 and has one bank subsidiary, Cambridge Trust Company (the “Bank”), formed in 1890. On October 18, 2017, shares of the Company’s common stock commenced trading on the NASDAQ Stock Market under the symbol “CATC.” Prior to such date, the Company’s shares traded on the over-the-counter market. As of September 30, 2019, the Company had total assets of approximately $2.8 billion.

As a private bank, we focus on four core services that center around client needs. Our core services include Wealth Management, Commercial Banking, Residential Lending, and Personal Banking. The Bank’s customers consist primarily of consumers and small- and medium-sized businesses in these communities and surrounding areas throughout Massachusetts and New Hampshire. The Company’s Wealth Management Group has five offices, two in Boston, Massachusetts and three in New Hampshire in Concord, Manchester, and Portsmouth. As of September 30, 2019, the Company had Assets under Management and Administration of approximately $3.3 billion. The Wealth Management Group offers comprehensive investment management, as well as trust administration, estate settlement, and financial planning services. Our wealth management clients value personal service and depend on the commitment and expertise of our experienced banking, investment, and fiduciary professionals.

The Bank offers a full range of commercial and consumer banking services through its network of 16 full-service private banking offices in Eastern Massachusetts and New Hampshire. The Bank is engaged principally in the business of attracting deposits from the public and investing those deposits. The Bank invests those funds in various types of loans, including residential and commercial real estate, and a variety of commercial and consumer loans. The Bank also invests its deposits and borrowed funds in investment securities and has two wholly-owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) for the maximum amount permitted by FDIC regulations.

The Wealth Management Group customizes its investment portfolios to help its clients meet their long-term financial goals while moderating short-term stock market volatility. Through careful monitoring of asset allocation and disciplined security selection, the Company’s in-house investment team provides clients with long-term capital growth while minimizing risk. Our internally developed, research-driven process is managed by our team of portfolio managers and analysts. We build discretionary portfolios consisting of our best investment ideas, focusing on individual global equities, fixed income securities, exchange-traded funds, and mutual funds. Our team-oriented approach fosters spirited discussion and rigorous evaluation of investments.

The Company offers a wide range of services to commercial enterprises, non-profit organizations, and individuals. The Company emphasizes service to consumers and small- and medium-sized businesses in its market area. The Company makes commercial loans, commercial real estate loans, construction loans, consumer loans, and real estate loans (including one-to-four family and home equity lines of credit), and accepts savings, money market, time, and demand deposits. In addition, the Company offers a wide range of commercial and personal banking services which include cash management, online banking, mobile banking, and global payments.

The Company’s results of operations are largely dependent on net interest income, which is the difference between the interest earned on loans and securities and interest paid on deposits and borrowings, and non-interest income largely from its wealth management services. The results of operations are affected by the level of income and fees from loans, deposits, as well as operating expenses, the provision for loan losses, the impact of federal and state income taxes, the relative levels of interest rates, and local and national economic activity.

Through the Bank, the Company focuses on wealth management, the commercial banking business and private banking for clients, including residential lending and personal banking. Within the commercial loan portfolio, the Company has traditionally been a commercial real estate lender and in recent years has diversified commercial operations within the areas of commercial and industrial lending to include Innovation Banking, which specializes in working with primarily New England-based entrepreneurs, and asset based lending that helps companies throughout New England and New York grow by borrowing against existing assets. The Innovation Banking Group has a narrow client focus for lending and provides a local banking option for technology and entrepreneurial companies within our market area that are primarily serviced by out-of-market institutions. Personal banking focuses on providing exceptional service to clients and in deepening relationships.

Corporate Information

Our principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, MA 02138. Our telephone number is (617) 876-5500. Our website is http://www.cambridgetrust.com. References to our website are not intended to be active links and the information on such websites is not, and shall not be considered, a part of this prospectus supplement or the accompanying prospectus.

Additional information about us is included in documents incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” on page S-5 of this prospectus supplement.

THE OFFERING

The following summary contains basic information about our common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of our common stock, see “Description of Common Stock” on page S-14 of this prospectus supplement.

Issuer	Cambridge Bancorp

Securities Offered by Us	Shares of our common stock, par value $1.00 per share, having an aggregate offering price of up to $ . We have granted the underwriter an option to purchase up to an additional shares of common stock.

NASDAQ Symbol	“CATC”

Shares of Common Stock Outstanding Immediately Prior to this Offering	4,850,118 shares

Shares of Common Stock Outstanding upon Completion of this Offering	shares(1)

Use of Proceeds	We estimate that the net proceeds that we will receive from this offering will be approximately $ million, after deducting the underwriting discount and our expenses, or approximately $ million if the underwriter exercises its over-allotment option in full. We expect to use the net proceeds from this offering for general corporate purposes, including funding organic growth and potential acquisitions. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Dividends	Our most recent regular quarterly cash dividend of $0.51 per share of common stock was declared by our board of directors on October 21, 2019 and was paid on November 21, 2019 to shareholders of record as of November 7, 2019. Quarterly dividends on our common stock are subject to the discretion of our board of directors and dependent on, among other things, our financial condition, results of operations, capital requirements, restrictions contained in financing instruments and other factors that our board of directors may deem relevant. Thus, as a practical matter, any restrictions on Cambridge Trust Company’s ability to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors—Risks Associated with the Offering and our Common Stock—The Corporation’s Ability to Pay Dividends is Limited” for more information.

Risk Factors	Investing in our common stock involves certain risks. Before investing in our common stock, you should carefully consider the information under “Risk Factors” beginning on page S-9 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Settlement Date	Delivery of shares of our common stock will be made against payment therefor on or about December , 2019.

(1)	Excludes shares of our common stock issuable upon the exercise by the underwriter of over-allotment option to purchase additional shares in full.

RISK FACTORS

Investing in our common stock involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, as updated by our subsequent filings under the Exchange Act. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, results of operations and cash flows. For additional information, please see the sources described in “Where to Find Additional Information.”

Risks Associated with the Offering and Our Common Stock

The Per Share Trading Price and Trading Volume of Our Common Stock May be Volatile Following this Offering.

The per share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per share trading price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	publication of research reports about us or the banking industry;

•	prevailing interest rates;

•	the market for similar securities;

•	changes in market valuations of similar companies;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this prospectus supplement and in the Annual Report on Form 10-K of Cambridge Bancorp for the year ended December 31, 2018;

•	the extent of investor interest in our securities;

•	the general reputation of financial institutions and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other financial institutions;

•	investor confidence in the stock and bond markets, generally;

•	changes in banking regulations;

•	future equity issuances;

•	failure to meet earnings estimates;

•	general economic and financial market conditions;

•	our issuance of debt securities; and

•	our financial condition, results of operations and prospects.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

The Number of Shares of Our Common Stock Available for Future Issuance or Sale Could Adversely Affect the Per Share Trading Price of Our Common Stock.

We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the per share trading price of our common stock. The issuance of a substantial number of shares of our common stock in the public market, or the perception that such issuances might occur, could adversely affect the per share trading price of our common stock.

The vesting of any restricted stock granted to certain directors, executive officers and other employees under our equity incentive plan or the issuance of our common stock in connection with future business acquisitions could have an adverse effect on the per share trading price of our common stock. In addition, the existence of shares of our common stock reserved for issuance as restricted shares of our common stock may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. Future issuances of shares of our common stock may also be dilutive to existing shareholders.

Shares of the Our Common Stock Are Not FDIC Insured

Neither the FDIC nor any other governmental agency insures the shares of our common stock. Therefore, the value of your shares in the Company will be based on their market value and may decline.

Our Ability to Pay Dividends is Limited by Law and Regulations

The future declaration of dividends by the Company’s board of directors will depend on a number of factors, including capital requirements, regulatory limitations, the Company’s operating results and financial condition and general economic conditions. Our ability to pay dividends depends primarily on the receipt of dividends from Cambridge Trust Company. Dividend payments from Cambridge Trust Company are subject to legal and regulatory limitations, generally based on retained earnings, imposed by bank regulatory agencies. The ability of Cambridge Trust Company to pay dividends is also subject to financial condition, regulatory capital requirements, capital expenditures and other cash flow requirements. The Company cannot assure you that Cambridge Trust Company will be able to pay dividends to the Company in the future. We may decide to limit the payment of dividends to its shareholders even when the Company has the legal ability to pay them in order to retain earnings for use in the Company’s business.

We Have Broad Discretion in Using the Net Proceeds From This Offering and May Use the Proceeds in Ways That May Not Enhance Our Operating Results or the Value of Our Shares of Common Stock.

Our management will retain broad discretion over the use of any proceeds we do receive from this offering, and we may ultimately use the proceeds in ways that do not improve our results of operations or enhance the value of our common stock or otherwise in ways with which you do not agree. If we do not invest or apply the proceeds of this offering effectively and on a timely basis, it could have a material adverse effect on our business and could cause the market price of our common stock to decline.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $        million, after deducting the underwriting discount and our expenses, or approximately $        million if the underwriter exercises its over-allotment option in full. We intend to use the net proceeds from this offering for general corporate purposes, including funding organic growth and potential acquisitions.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of:

•	September 30, 2019, on an actual basis; and

•

September 30, 2019, on an as-adjusted basis to give effect to the sale of             shares of common stock offered by us at the public offering price of $        per share in this offering, after deducting the underwriting discount and our estimated offering expenses.

This information should be read together with the financial and other data in this prospectus supplement as well as the unaudited consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference into this prospectus supplement.

	September 30, 2019	As adjusted for this offering(1)
	(unaudited, in thousands)
Liabilities
Deposits
Demand	$654,133	$654,133
Interest bearing checking	429,755	429,755
Money market	214,721	214,721
Savings	876,392	876,392
Certificates of deposit	232,858	232,858

Total deposits	2,407,859	2,407,859
Short-term borrowings	113,935	113,935
Long-term borrowings	—	—
Operating lease liabilities	35,990	35,990
Other liabilities	40,739	40,739

Total liabilities	2,598,523	2,598,523

Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 4,849,988 shares and shares, respectively	4,850
Additional paid-in capital	98,256
Retained earnings	142,237	142,237
Accumulated other comprehensive loss	(1,998)	(1,998)

Total shareholders’ equity	243,345

Total liabilities and shareholders’ equity	2,841,868

Consolidated Capital Ratios
Tier 1 leverage ratio	7.70%
Common equity Tier 1 capital ratio	10.6
Tier 1 risk-based capital ratio	10.6
Total risk-based capital ratio	11.6

(1)	Excludes impact of the underwriter exercising its option to purchase additional shares.

DIVIDEND POLICY

Our most recent regular quarterly cash dividend of $0.51 per common share was declared by our board of directors on October 21, 2019 and was paid on November 21, 2019 to shareholders of record as of November 7, 2019. Although we expect to continue paying dividends quarterly, any future determination to pay dividends on our shares common stock will be made by our board of directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our board of directors deems relevant. Thus, as a practical matter, any restrictions on the ability of Cambridge Trust Company to pay dividends will act as restrictions on the amount of funds available for payment of dividends by us. See “Risk Factors—Risks Associated with the Offering and our Common Stock—Our Ability to Pay Dividends is Limited” for more information.

DESCRIPTION OF OUR COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of organization and amended and restated by-laws. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of organization and amended and restated by-laws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our articles of organization and amended and restated by-laws by following the directions under the heading “Where to Find Additional Information.”

General

Our articles of organization authorize us to issue 10,000,000 shares of common stock, par value $1.00 per share. As of September 30, 2019, there were 4,849,988 shares of common stock issued and outstanding.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors. A plurality of votes cast, in person or represented by proxy, at the annual meeting and entitled to vote is required for the election of directors. Subject to certain limited exceptions, whenever any corporate action is to be taken by a vote of the shareholders, it will be authorized by the affirmative vote of a majority of the votes cast, in person or represented by proxy, at the meeting and entitled to vote thereon.

Liquidation Rights

The holders of our common stock, together with the holders of any class or series of stock entitled to participate with the holders of our common stock in the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will be entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement will, when issued, be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Certain Important Charter Provisions

Our amended and restated by-laws provide for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered terms. Except as otherwise provided in the articles of organization or the amended and restated by-laws, the amended and restated by-laws may be amended, altered or repealed in whole or in part, and new by-laws may be adopted, by a vote of the holders of a majority of the shares of common stock outstanding and entitled to vote. Although the directors may also amend, alter or repeal, in whole or in part, the amended and restated by-laws, any amendment, alteration or repeal of the amended and restated by-laws that affects the voting power of shareholders, other than action with respect to the applicable law regarding control share acquisitions, requires shareholder approval.

Additionally, our amended and restated by-laws provide that certain business combinations require the affirmative vote of (i) a majority of the disinterested directors if, at the time of the vote, distinterested directors constitute at least a majority of the board of directors, or (ii) the holders of at least the sum of (x) 66% of the outstanding shares of common stock that are beneficially owned by persons other than any Substantial Stockholder (as defined in the amended and restated by-laws), plus (y) the number of shares of common stock beneficially owned by such Substantial Stockholders.

Some of the foregoing provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Since the terms of our articles of organization and amended and restated by-laws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of organization and amended and restated by-laws. If you would like to read our articles of organization and amended and restated by-laws, you may request a copy from us by following the directions under the heading “Where to Find Additional Information.”

NASDAQ Stock Market Listing

Our common stock is traded on the NASDAQ Stock Market under the symbol “CATC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain anticipated U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by non-U.S. holders. This summary addresses only the U.S. federal income tax considerations relevant to non-U.S. holders of our common stock who are initial purchasers of our common stock and that will hold the common stock as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. A capital asset for these purposes generally is property held for investment.

This description does not address tax considerations applicable to non-U.S. holders that may be subject to certain special U.S. federal income tax rules, such as:

•	financial institutions,

•	insurance companies

•	controlled foreign corporations or passive foreign investment companies for U.S. federal income tax purposes,

•	foreign personal holding companies,

•	grantor trusts,

•	dealers or traders in securities or currencies or notional principal contracts,

•	tax-exempt entities,

•	certain former citizens or long-term residents of the United States,

•	persons that received shares as compensation for the performance of services or pursuant to the exercise of options or warrants,

•	persons subject to the alternative minimum tax,

•

persons that will hold shares as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of “synthetic security” or other integrated transaction for U.S. federal income tax purposes,

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes,

•	pass-through entities,

•	holders that actually or constructively own 10% or more by voting power or value of our common stock, or

•	holders that purchase or otherwise acquire common stock other than through this offering.

Holders of our common stock who are in any of the above categories should consult their own tax advisors regarding the U.S. federal income tax consequences relating to the purchase, ownership, and disposition of our common stock, as the U.S. federal income tax consequences for persons in the above categories relating to the purchase, ownership, and disposition of the common stock may be significantly different than as described below. Moreover, this summary does not address the U.S. federal estate and gift or alternative minimum tax consequences, or any foreign, U.S. state or local tax consequences, of the purchase, ownership and disposition of our common stock, or other tax considerations that may be relevant to holders of shares of our common stock in light of their personal circumstances.

INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK IN THEIR PARTICULAR SITUATION.

As used in this discussion, a “non-U.S. Holder” means a beneficial owner of our common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States,

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia),

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if such trust was in existence on August 20, 1996 and validly elected to be treated as a United States person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in such partnership will generally depend on the tax status of the partner and the activities of the partnership. Such a partner should consult its own tax advisors as to the U.S. tax consequences of being a partner in a partnership that acquires, holds, or disposes of our common stock.

This summary is not intended to constitute a complete analysis of all U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock. Prospective purchasers of our common stock should consult their own tax advisors with respect to the tax consequences to them (including the application and effect of any U.S. federal, state, local, foreign income, estate and other tax laws) of purchasing, owning or disposing of our common stock.

This summary is based upon the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations of the Code and Treasury Regulations, in each case as in effect and available as of the date of this prospectus supplement. The Code, Treasury Regulations and judicial and administrative interpretations thereof may change at any time, and any change could be retroactive to the date of this prospectus supplement. In addition, new Code sections or Treasury Regulations may be proposed and subsequently enacted, which could result in different effects on an investment in our stock than those effects discussed in this prospectus supplement. We undertake no obligation to publicly update or otherwise revise this summary whether as a result of new Treasury Regulations, Code sections, judicial and administrative interpretations or otherwise. The Code, Treasury Regulations and judicial and administrative interpretations thereof are also subject to various interpretations, and there can be no guarantee that the Internal Revenue Service, or the IRS, or U.S. courts will agree with the tax consequences described in this summary.

Distributions

If distributions are paid on shares of our common stock, a distribution will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero, and thereafter as gain from the sale or exchange of common stock. Dividends paid to a non-U.S. Holder of our common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. Holder, or in the case of an individual, a fixed place of business in the U.S.) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete the applicable IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury Regulations.

A non-U.S. Holder of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or exchange of common stock

Subject to the discussion below regarding backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income tax on the sale, exchange or other disposition of our common stock received in the offering unless:

•

the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment (or in the case of an individual, a fixed place of business in the U.S.) of the non-U.S. Holder;

•

the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and either (i) such non-U.S. Holder has a “tax home” in the United States or (ii) income from such disposition is attributable to an office or other fixed place of business maintained by such holder in the United States; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes, at any time within the shorter of the five-year period ending on the date of such disposition or such non-U.S. Holder’s holding period.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if such person were a United States person as defined under the Code (unless a specific treaty exemption applies). An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it generally will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

In general, a corporation is a United States real property holding company if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We do not believe that we are or have been, and do not expect to become, a United States real property holding corporation for U.S. federal income tax purposes.

Information reporting and backup withholding

We must report annually to the IRS and to each non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required or was reduced by a treaty. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption from backup withholding.

Information reporting and backup withholding generally are not required with respect to the payment of any proceeds from the sale or other disposition of shares of our common stock by a non-U.S. holder outside the U.S. through a foreign office of a foreign broker that does not have certain specific connections to the U.S. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption from such requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and other specified non-U.S. entities unless certain due diligence, reporting, withholding and certification requirements are satisfied.

As a general matter, FATCA withholding tax applies to dividends on our common stock if paid to a foreign entity unless:

•

the foreign entity is a “foreign financial institution” that undertakes specified due diligence, reporting, withholding and certification obligations or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement;

•	the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors; or

•	the foreign entity otherwise is exempted under FATCA.

An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules. If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their acquisition, ownership and disposition of any common stock, including the application and effect of state and local, and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code; entities whose underlying assets are deemed under ERISA to include “plan assets” of any such employee benefit plans or other plans, accounts or arrangements (collectively, “Plans”); and other plans that are subject to Similar Law (as defined below).

ERISA imposes certain requirements on Plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. A fiduciary can be personally liable for losses incurred by an ERISA Plan resulting from a breach of fiduciary duties.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In the case of an IRA, a violation of these prohibited transaction rules could cause the IRA to lose tax-exempt status.

The acquisition or holding of the common stock by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless the common stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, the common stock may not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless (i) such purchase or holding is eligible for the exemptive relief available under (A) a Prohibited Transaction Class Exemption, or PTCE, such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14 issued by the U.S. Department of Labor or (B) a statutory exemption under Section 408(b) of ERISA and/or Section 4975(d) of the Code, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption,” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration, or (ii) there is some other basis on which the purchase and holding of the common stock is not prohibited.

Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or collectively “Similar Law.” Fiduciaries of any such plans should consult with their counsel before purchasing the Notes to determine the need for, and the availability, if necessary, of any exemptive relief under any such Similar Law.

Each purchaser or holder of the common stock or any interest therein, and each person making the decision to purchase or hold the common stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in the common stock to the date on which the purchaser or holder disposes of its interest in the common stock, that, by its purchase or holding of the common stock or any interest therein, (a) its purchase and holding of the common stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of the common stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of the common stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither the Company nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding of the common stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase or holding of the common stock. Each purchaser and holder of the common stock or any interest therein on behalf of any governmental plan will be deemed to have represented and warranted by its purchase or holding of the common stock or any interest therein that such purchase and holding does not violate any applicable Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the common stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Law, as applicable.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and Keefe, Bruyette & Woods, Inc., we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of common stock indicated in the table below.

Name	Number of Shares
Keefe, Bruyette & Woods, Inc.
Total

Subject to these conditions, the underwriter is committed to purchase and pay for all shares of common stock offered by this prospectus supplement, if any such shares of our common stock are purchased. The underwriter is not, however, obligated to purchase or pay for the shares of our common stock covered by the underwriter’s option to purchase additional shares described below, unless and until they exercise this option.

The common stock is being offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of certain legal matters by counsel for the underwriter and other conditions. The underwriter reserves the right to withdraw, cancel or modify this offering and to reject orders in whole or in part.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Commissions and Discounts

Shares of our common stock sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. If all of the shares are not sold at the public offering price, the underwriter may change the public offering price and the other selling terms.

The following table shows the price per share and total offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of the option to purchase additional shares of common stock from us:

	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate that the total offering expenses, including registration and filing fees, printing fees, legal and accounting expenses, but excluding underwriting discounts will be approximately $1,800,000. The underwriter will be responsible for paying its own expenses in connection with this offering.

Option to Purchase Additional Shares

We have granted the underwriter an option to purchase up to an additional 15% of the offered amount, or              additional shares, of our common stock at the public offering price less underwriting discounts and commissions. The underwriter may exercise this option, in whole or from time to time in part. The underwriter will have 30 days from the date of this prospectus supplement to exercise this option.

Listing

Our common stock is listed on the NASDAQ under the symbol “CATC.”

No Sales of Similar Securities

We and each of our directors and executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any shares of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Keefe, Bruyette & Woods, Inc.

Specifically, we and each of our directors and executive officers have agreed, subject to certain exceptions, not to directly or indirectly:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration, file or caused to be filed any registration statement under the Securities Act with respect to any of the foregoing;

•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

This lockup provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock and, with respect to our directors and executive officers, whether now owned or hereafter acquired or for which the power of disposition is later acquired.

The lock-up agreements signed by our directors and executive officers contain certain customary exceptions.

The 90-day restricted period described above is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 17 days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occur or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, then the restricted period will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event relating to us.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available on the websites maintained by the underwriter or any selling group member. In connection with this offering, the underwriter, any selling group member or securities dealer may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares of our common stock to selling group members, if any, for sale to their online brokerage account holders. The underwriter will allocate shares of our common stock to any selling group member that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriter or any selling group member is not part of this prospectus supplement.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transaction and purchases to cover position created by short sales in accordance with Regulation M under the Exchange Act.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales” or “naked short sales.” In a covered short position, the number of excess shares sold by an underwriter, if any, are not greater than the number of shares of common stock that they may purchase pursuant to their option to purchase additional shares. In a naked short potion, the number the shares of common stock involved is greater than the number of shares of common stock in the underwriter’s option to purchase additional shares.

The underwriter may close out any covered short position either by exercising, in whole or in part, their option to purchase additional shares, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriter may purchase shares through the purchase options described above. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriter also may engage in syndicate covering transaction, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short potions. In determining the source of shares of common stock to close out the short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which the underwriter may purchase shares of common stock through exercise of options to purchase additional shares.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NASDAQ, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and selected dealers, if any, may engage in passive market making transactions in our common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, the passive market maker may continue to bid and effect purchases at a price exceeding the then highest independent bid until specified purchase limits are exceeded, at which time such bid must be lowered to an amount no higher than the then highest independent bid. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers, if any, are not required to engage in passive market making and may end passive market making activities at any time.

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP. Squire Patton Boggs LLP is counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Cambridge Bancorp as of December 31, 2018 and 2017, and for each of the three years ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Optima Bank & Trust Company as of December 31, 2018 and 2017, and for the years then ended, appearing in this prospectus supplement and accompanying prospectus have been audited by Baker Newman & Noyes LLC, Independent Auditors, as stated in their report thereon (which report expresses an unqualified opinion), and included in this prospectus supplement and the accompanying prospectus in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Wellesley Bancorp Inc., appearing in Wellesley Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as of December 31, 2018 and 2017, and for the years then ended, incorporated by reference in this prospectus supplement and accompanying prospectus, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion), and included in this prospectus supplement and the accompanying prospectus in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

PROSPECTUS

CAMBRIDGE BANCORP

Common Stock

Warrants

Purchase Contracts

Units

Debt Securities

Cambridge Bancorp, a Massachusetts state-chartered, federally registered bank holding company, may offer and sell the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 29. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is traded on the NASDAQ Stock Market (“NASDAQ”) under the symbol “CATC.” On October 21, 2019, the last reported sale price of our common stock on NASDAQ was $78.04 per share. Our principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, MA 02138, and our telephone number is (617) 876-5500.

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in the other information that we file with the Securities and Exchange Commission (the “SEC”). You should carefully consider the risks described under “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4 , 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer and is not meant to provide a complete description of each security. As a result, each time we offer securities, to the extent required, a prospectus supplement will be provided, and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where to Find Additional Information,” “Incorporation of Certain Information By Reference” and any additional information you may need before making an investment decision.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered securities. You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 3 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, Cambridge Bancorp, a Massachusetts state-chartered, federally registered bank holding company, and its subsidiaries and their predecessors. In this prospectus, we sometimes refer to the common stock, warrants, purchase contracts, units and debt securities as the “offered securities.”

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For further information with respect to the Company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference related.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Documents we have filed with the SEC are also available on our website at http://ir.cambridgetrust.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 18, 2019;

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, filed with the SEC on May 9, 2019 and August 8, 2019, respectively;

(c)

Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2019 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018);

(d)

Our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January  25, 2019, February  22, 2019, April  18, 2019, April  29, 2019, May  8, 2019, May  15, 2019, July  16, 2019 and October 22, 2019; and

(e)

The description of our common stock contained in our registration statement on Form 10, filed with the SEC on August 9, 2017, including any amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Cambridge Bancorp

1336 Massachusetts Avenue

Cambridge, MA 02138

Attn: Michael Carotenuto, Corporate Secretary

(617) 876-5500.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

•

national, regional and local economic conditions may be less favorable than expected, resulting in, among other things, increased charge-offs of loans, higher provisions for credit losses, and/or reduced demand for the Company’s services;

•	disruptions to the credit and financial markets, either nationally or globally;

•

weakness in the real estate market, including the secondary residential mortgage market, which can affect, among other things, the value of collateral securing mortgage loans, mortgage loan originations and delinquencies, and profits on sales of mortgage loans;

•

legislative, regulatory, or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank, Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which may adversely affect our business and/or competitive position, impose additional costs on the Company, or cause us to change our business practices;

•	the Dodd-Frank Act’s consumer protection regulations, which could adversely affect the Company’s business, financial condition, or results of operations;

•	disruptions in the Company’s ability to access capital markets, which may adversely affect its capital resources and liquidity;

•	risks associated with acquisitions;

•

the Company’s heavy reliance on communications and information systems to conduct its business and reliance on third parties and affiliates to provide key components of its business infrastructure, any disruptions of which could interrupt the Company’s operations or increase the costs of doing business;

•	the Company’s financial reporting controls and procedures may not prevent or detect all errors or fraud;

•	the Company’s dependence on the accuracy and completeness of information about clients and counterparties;

•	the fiscal and monetary policies of the federal government and its agencies;

•	the failure to satisfy capital adequacy and liquidity guidelines applicable to the Company;

•	downgrades in the Company’s credit rating;

•	changes in interest rates, which could affect interest rate spreads and net interest income;

•	costs and effects of litigation, regulatory investigations, or similar matters;

•	a failure by the Company to effectively manage the risks the Company faces, including credit, operational, and cyber security risks;

•

increased pressures from competitors (both banks and non-banks) and/or an inability by the Company to remain competitive in the financial services industry, particularly in the markets which the Company serves, and keep pace with technological changes;

•	unpredictable natural or other disasters, which could impact the Company’s customers or operations;

•	a loss of customer deposits, which could increase the Company’s funding costs;

•	the disparate impact that can result from having loans concentrated by loan type, industry segment, borrower type, location of the borrower, or collateral;

•	changes in the creditworthiness of customers;

•	increased loan losses or impairment of goodwill and other intangibles;

•	changes to accounting standards, including but not limited to the impact of the Current Expected Credit Losses standard;

•	negative public opinion, which could damage the Company’s reputation and adversely impact business and revenues;

•	the Company depends on the expertise of key personnel and if these individuals leave or change their roles without effective replacements, operations may suffer;

•

the Company may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact the Company’s ability to implement the Company’s business strategies; and

•	changes in the Company’s accounting policies or in accounting standards, which could materially affect how the Company reports financial results and condition.

For a detailed discussion of these and other risks and uncertainties that could materially affect the outcome of our forward looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act.

The Company does not undertake, and specifically disclaims any obligation to, publicly release the result of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference.

ABOUT CAMBRIDGE BANCORP

Cambridge Bancorp (together with its bank subsidiary, unless the context otherwise requires, the “Company”) is a Massachusetts state-chartered, federally registered bank holding company headquartered in Cambridge, Massachusetts. The Company is a Massachusetts corporation formed in 1983 and has one bank subsidiary, Cambridge Trust Company (the “Bank”), formed in 1890. On October 18, 2017, shares of the Company’s common stock commenced trading on the NASDAQ Stock Market under the symbol “CATC.” Prior to such date, the Company’s shares traded on the over-the-counter market. As of June 30, 2019, the Company had total assets of approximately $2.7 billion.

As a private bank, we focus on four core services that center around client needs. Our core services include Wealth Management, Commercial Banking, Residential Lending, and Personal Banking. The Bank’s customers consist primarily of consumers and small- and medium-sized businesses in these communities and surrounding areas throughout Massachusetts and New Hampshire. The Company’s Wealth Management Group has five offices, two in Boston, Massachusetts and three in New Hampshire in Concord, Manchester, and Portsmouth. As of June 30, 2019, the Company had Assets under Management and Administration of approximately $3.2 billion. The Wealth Management Group offers comprehensive investment management, as well as trust administration, estate settlement, and financial planning services. Our wealth management clients value personal service and depend on the commitment and expertise of our experienced banking, investment, and fiduciary professionals.

The Bank offers a full range of commercial and consumer banking services through its network of 16 full-service private banking offices in Eastern Massachusetts and New Hampshire. The Bank is engaged principally in the business of attracting deposits from the public and investing those deposits. The Bank invests those funds in various types of loans, including residential and commercial real estate, and a variety of commercial and consumer loans. The Bank also invests its deposits and borrowed funds in investment securities and has two wholly-owned Massachusetts security corporations, CTC Security Corporation and CTC Security Corporation III, for this purpose. Deposits at the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) for the maximum amount permitted by FDIC regulations.

The Wealth Management Group customizes its investment portfolios to help its clients meet their long-term financial goals while moderating short-term stock market volatility. Through careful monitoring of asset allocation and disciplined security selection, the Company’s in-house investment team provides clients with long-term capital growth while minimizing risk. Our internally developed, research-driven process is managed by our team of portfolio managers and analysts. We build discretionary portfolios consisting of our best investment ideas, focusing on individual global equities, fixed income securities, exchange-traded funds, and mutual funds. Our team-oriented approach fosters spirited discussion and rigorous evaluation of investments.

The Company offers a wide range of services to commercial enterprises, non-profit organizations, and individuals. The Company emphasizes service to consumers and small- and medium-sized businesses in its market area. The Company makes commercial loans, commercial real estate loans, construction loans, consumer loans, and real estate loans (including one-to-four family and home equity lines of credit), and accepts savings, money market, time, and demand deposits. In addition, the Company offers a wide range of commercial and personal banking services which include cash management, online banking, mobile banking, and global payments.

The Company’s results of operations are largely dependent on net interest income, which is the difference between the interest earned on loans and securities and interest paid on deposits and borrowings, and non-interest income largely from its wealth management services. The results of operations are affected by the level of income and fees from loans, deposits, as well as operating expenses, the provision for loan losses, the impact of federal and state income taxes, the relative levels of interest rates, and local and national economic activity.

Through the Bank, the Company focuses on wealth management, the commercial banking business and private banking for clients, including residential lending and personal banking. Within the commercial loan portfolio, the Company has traditionally been a commercial real estate lender and in recent years has diversified commercial operations within the areas of commercial and industrial lending to include Innovation Banking, which specializes in working with primarily New England-based entrepreneurs, and asset based lending that helps companies throughout New England and New York grow by borrowing against existing assets. The Innovation Banking Group has a narrow client focus for lending and provides a local banking option for technology and entrepreneurial companies within our market area that are primarily serviced by out-of-market institutions. Personal banking focuses on providing exceptional service to clients and in deepening relationships.

Our principal executive offices are located at 1336 Massachusetts Avenue, Cambridge, MA 02138. Our telephone number is (617) 876-5500. Our website is http://www.cambridgetrust.com. References to our website are not intended to be active links and the information on such websites is not, and shall not be considered, a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, as updated by our subsequent filings under the Exchange Act. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, results of operations and cash flows. Furthermore, we may include additional risk factors in a prospectus supplement relating to a particular offering of securities. For additional information, please see the sources described in “Where to Find Additional Information.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	expansion of the business;

•	investments in our subsidiary bank as regulatory capital to fund growth;

•	financing of possible acquisitions;

•	refinancing, reduction or repayment of debt; and

•	investments at the holding company level.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term obligations.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where to Find Additional Information” above.

We may offer and sell from time to time, in one or more offerings, common stock, warrants, purchase contracts, units and/or debt securities.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of organization and amended and restated by-laws. The description below does not contain all of the information that you might find useful or that might be important to you. You should refer to the provisions of our articles of organization and amended and restated by-laws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our articles of organization and amended and restated by-laws by following the directions under the heading “Where to Find Additional Information.”

General

Our articles of organization authorize us to issue 10,000,000 shares of common stock, par value $1.00 per share. As of June 30, 2019, there were 4,850,230 shares of common stock issued and outstanding.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to shareholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors. A plurality of votes cast, in person or represented by proxy, at the annual meeting and entitled to vote is required for the election of directors. Subject to certain limited exceptions, whenever any corporate action is to be taken by a vote of the shareholders, it will be authorized by the affirmative vote of a majority of the votes cast, in person or represented by proxy, at the meeting and entitled to vote thereon.

Liquidation Rights

The holders of our common stock, together with the holders of any class or series of stock entitled to participate with the holders of our common stock in the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will be entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement will, when issued, be fully paid and nonassessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Certain Important Charter Provisions

Our amended and restated by-laws provide for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered terms. Except as otherwise provided in the articles of organization or the amended and restated by-laws, the amended and restated by-laws may be amended, altered or repealed in whole or in part, and new by-laws may be adopted, by a vote of the holders of a majority of the shares of common stock outstanding and entitled to vote. Although the directors may also amend, alter or repeal, in whole or in part, the amended and restated by-laws, any amendment, alteration or repeal of the amended and restated by-laws that affects the voting power of shareholders, other than action with respect to the applicable law regarding control share acquisitions, requires shareholder approval.

Additionally, our amended and restated by-laws provide that certain business combinations require the affirmative vote of (i) a majority of the disinterested directors if, at the time of the vote, distinterested directors constitute at least a majority of the board of directors, or (ii) the holders of at least the sum of (x) 66% of the outstanding shares of common stock that are beneficially owned by persons other than any Substantial Stockholder (as defined in the amended and restated by-laws), plus (y) the number of shares of common stock beneficially owned by such Substantial Stockholders.

Some of the foregoing provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Since the terms of our articles of organization and amended and restated by-laws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of organization and amended and restated by-laws. If you would like to read our articles of organization and amended and restated by-laws, you may request a copy from us by following the directions under the heading “Where to Find Additional Information.”

NASDAQ Stock Market Listing

Our common stock is traded on the NASDAQ Stock Market under the symbol “CATC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. The description below does not contain all of the information that you might find useful or that might be important to you. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. You should review the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, you should refer to the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

General

We may issue warrants to purchase our debt securities or common stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As of June 30, 2019, there were no warrants to purchase shares of our common stock issued and outstanding.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•

the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of common stock purchasable upon exercise, including:

•

in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of common stock, the right to vote or to receive any payments of dividends on the shares of common stock purchasable upon exercise.

DESCRIPTION OF PURCHASE CONTRACTS

The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. The description below does not contain all of the information that you might find useful or that might be important to you. The particular terms of any of the purchase contracts that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. You should review the provisions of the applicable purchase contract and pledge agreement relating to those purchase contracts because they, and not the summaries, define your rights as holders of the purchase contracts. For more information, you should refer to the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of the units that we may offer from time to time. The description below does not contain all of the information that you might find useful or that might be important to you. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. You should review the provisions of the applicable unit agreement and unit certificate because they, and not the summaries, define your rights as holders of the units. For more information, you should refer to the relevant form of unit agreement and the relevant form of unit certificate, if any, which are or will be filed with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may offer from time to time. The description below does not contain all of the information that you might find useful or that might be important to you. The particular terms of any of the debt securities that we may offer will be described in the prospectus supplement relating to those debt securities. You should review the provisions of the applicable indenture and debt securities because they, and not the summaries, define your rights as holders of the debt securities. For more information, you should refer to the relevant form of indenture and the relevant form of debt security, if any, which are or will be filed with the SEC.

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue senior or subordinated debt, which we refer together as the debt securities, in one or more series under one of two separate indentures between us and one or more trustees that we will designate in a prospectus supplement. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture, forms of which are filed as exhibits hereto. The senior note indenture and the subordinate note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as “indentures.” The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of each indenture and any form of debt security that has been filed in the manner described under “Where To Find Additional Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indentures. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Cambridge Bancorp and its subsidiaries and their predecessors. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Neither of the indentures limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indentures

Each indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

•	whether the debt securities will be senior or subordinated debt;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•

the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•

the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Unless otherwise specified in a prospectus supplement, the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Cambridge Bancorp. The subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt, as defined herein, of Cambridge Bancorp. See “—Subordination” below.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any United States federal income tax consequences and other special considerations applicable to discounted debt securities.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indentures, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the trustee’s office). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indentures set forth limited covenants that will apply to each series of debt securities issued under the indentures, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

Each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior note indenture) whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets and liabilities;

•	bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•

there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” means the principal of, premium, if any and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding) on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed;

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•

every obligation of that person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

The indentures will place no limitation on the amount of additional Senior Debt that we may incur.

Events of Default

Each of the following events are defined in the indentures as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2)

default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(6)	any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indentures.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the respective indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indentures and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indentures and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indentures;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indentures;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to supplement any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indentures; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

•

to add to, change or eliminate any of the provisions of the indentures as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indentures. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indentures with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indentures that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indentures;

however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indentures provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indentures, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indentures provide that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indentures and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indentures separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indentures.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Shares of our common stock are listed on the NASDAQ Stock Market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cambridge Bancorp as of December 31, 2018 and 2017, and for each of the three years ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated in this registration statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Optima Bank & Trust Company as of December 31, 2018 and 2017, and for the years then ended, appearing in this registration statement/prospectus have been audited by Baker Newman & Noyes LLC, Independent Auditors, as stated in their report thereon (which report expresses an unqualified opinion), and included in this registration statement/prospectus in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

$

Common Stock

PROSPECTUS SUPPLEMENT

(to the Prospectus dated November 4, 2019)

Keefe, Bruyette & Woods

                                          A Stifel Company

December     , 2019